Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2010, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries as of January 2, 2010 and January 3, 2009 and for each of the years then ended, which report is included in Netlist, Inc.’s Annual Report on Form 10-K for the year ended January 2, 2010.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California

July 27, 2010